EXHIBIT 99.1

Support.com Reports First Quarter 2011 Financial Results

REDWOOD CITY, CA--(Marketwire - April 28, 2011) - Support.com® (NASDAQ: SPRT), a leading provider of cloud-based technology services and software for consumers and small business, today reported unaudited financial results for its first quarter ended March 31, 2011.

Q1 - 2011 Financial Summary

For the first quarter of 2011, total revenue was $13.0 million compared to $9.9 million in the first quarter of 2010 and $12.3 million in the fourth quarter of 2010.

On a GAAP basis, net loss from continuing operations for the first quarter of 2011 was $3.1 million, or $(0.07) per share, compared to $4.2 million, or $(0.09) per share, in the first quarter of 2010, and $4.0 million, or $(0.08) per share, in the fourth quarter of 2010.

Non-GAAP net loss from continuing operations for the first quarter of 2011 was $2.2 million, or $(0.05) per share, compared to $3.2 million, or $(0.07) per share, in the first quarter of 2010, and $3.1 million, or $(0.07) per share, in the fourth quarter of 2010.

Non-GAAP results exclude stock-based compensation expense, amortization of intangible assets, restructuring and impairment charges, acquisition expenses, and the income tax impact of the disposition of a business unit on continuing operations. These items impacted results from continuing operations by $925,000 in the first quarter of 2011, $943,000 in the first quarter of 2010, and $807,000 in the fourth quarter of 2010.  A reconciliation of GAAP to non-GAAP results is presented in the tables below.

“We posted strong financial results in the first quarter, with rapid software growth and initial rollouts of services programs for Comcast and Symantec,” said Josh Pickus, President and Chief Executive Officer.  “Progress during the quarter positions us well to achieve long-term leadership in the online technology services and software market.”

Balance Sheet Information

At March 31, 2011 cash, cash equivalents and investments were $72.7 million compared to $74.2 million at December 31, 2010.

Recent Highlights
-- Total revenue increases 32% year over year
-- Software revenue reaches new high, drives overall gross margin to 45%
-- Non-GAAP net loss from continuing operations improves 31% year over year
-- Comcast Xfinity Signature Support services on track to be available in all regions
-- Pilot agreement signed with second cable provider
-- New remote control software for Android devices introduced

Conference Call

Support.com will host a conference call discussing the Company's first quarter 2011 results on Thursday, April 28, 2011 starting at 4:30 p.m. ET (1:30 p.m. PT). A live audio webcast and replay of the call will be available at the Investor Relations section of Support.com's website at http://www.support.com/about/investor-relations/webcastsevents. The live call may be accessed by dialing (877) 312-8789 (domestic) or (253) 237-1314 (international) and referencing passcode 58647478. A replay of the call can also be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and referencing passcode 58647478.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) provides cloud-based technology services and software for consumers and small business. Support.com's Personal Technology Experts® provide a quick, cost-effective and stress-free technology support experience over the Internet and the phone using the Company's advanced technology platform. Support.com's easy-to-use software products detect and repair common problems to keep customers' technology running smoothly. Support.com offers programs through many of the nation's leading retailers, broadband service providers, software vendors and PC/CE OEMs, and provides software to over a million consumers and small businesses.

Support.com is a trademark or registered trademark of Support.com, Inc. or its affiliates in the U.S. and other countries. Android is a trademark or registered trademark of Google, Inc. or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Support.com, Inc. is an Equal Opportunity Employer.

For more information, visit www.support.com.

Note on Forward-Looking Statements

Statements made in this document that are not historical facts are "forward-looking statements" and accordingly involve risks and uncertainties that could cause actual results to differ materially from those described herein. Forward-looking statements include, for example, all statements relating to projected financial performance (including without limitation statements involving projections of revenue, margin, income (loss), earnings (loss) per share, cash usage, capital structure, and other financial items); the plans and objectives of management for future operations, products or services; future performance in economic and other terms; and market leadership. The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to retain and grow major partnerships, our ability to market and sell software and services directly to consumers and small businesses, our ability to maintain and grow revenue, our ability to scale and manage our workforce and our ability to control expenses and achieve desired margins. These and other risks are detailed in Support.com's reports filed with the Securities and Exchange Commission, including without limitation its latest Annual Report on Form 10-K and its latest quarterly report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com does not intend to update this information to reflect future events or circumstances, and disclaims any obligation to do so except as may be required by law.

Disclosure Regarding Non-GAAP Financial Measures

Support.com has excluded stock-based compensation expenses, amortization of intangible assets, restructuring and impairment charges, acquisition expenses, and the income tax impact of the disposition of business units on continuing operations from its GAAP results in order to determine the non-GAAP financial measure of net income (loss) per share referenced in this document. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Stock-based compensation. Management excludes stock-based compensation expenses when evaluating its operating performance because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company's business. Stock-based compensation expense was $805,000 in the first quarter of 2011, compared to $855,000 in the first quarter of 2010 and $717,000 in the fourth quarter of 2010.

B. Amortization of intangible assets. Management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such charges enables more consistent evaluation of the Company's operating performance. Management also excludes such charges because they represent non-cash expenses. Amortization expense was $83,000 in the first quarter of 2011, compared to $88,000 in the first quarter of 2010 and $90,000 in the fourth quarter of 2010.

C. Restructuring and impairment charges. Management excludes restructuring and impairment charges when evaluating its operating performance because the Company does not undertake restructurings on a predicable basis and excluding such charges enables more consistent evaluation of the Company's operating performance. Restructuring and impairment expense was $37,000 in the first quarter of 2011, compared to zero in the first quarter of 2010 and zero in the fourth quarter of 2010.

D. Acquisition expenses. Management excludes acquisition expenses such as legal fees and banker or advisor fees when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such expenses enables more consistent evaluation of the Company's operating performance. Acquisition expense was zero in the first quarter of 2011, compared to zero in the first quarter of 2010 and zero in the fourth quarter of 2010.

E. Income tax impact of disposition of business units. Management excludes the income tax impact of the disposition of business units when evaluating performance because this tax impact is not a result of the Company's continuing operations. The income tax expense (benefit) related to the disposition of business units was zero in the first quarter of 2011, compared to zero in the first quarter of 2010 and zero in the fourth quarter of 2010.

The Company believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with the Company's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such charges and expenses will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,		December 31,		March 31,
	2011	(1)	2010	(2)	2010
	(unaudited)		(audited)		(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$ 70,107		$ 71,568		$ 79,125
Auction-rate securities put option	-		-		817
Accounts receivable, net	5,859		5,133		3,315
Prepaid expenses and other current assets	1,232		1,617		1,438
Total current assets	77,198		78,318		84,695
Long-term investments	2,598		2,667		3,422
Property and equipment, net	601		623		429
Goodwill	10,181		10,181		10,181
Purchased technology	206		226		288
Intangible assets, net	993		1,076		1,352
Other assets	684		648		390

Total assets	$ 92,461		$ 93,739		$ 100,757

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued compensation	$ 2,236		$ 1,784		$ 1,596
Other accrued liabilities	3,710		3,575		3,891
Deferred revenue	1,996		1,574		1,161
Total current liabilities	7,942		6,933		6,648
Other long-term liabilities	716		749		977
Total liabilities	8,658		7,682		7,625

Stockholders' equity:
Common stock	5		5		5
Additional paid-in-capital	230,713		229,692		222,711
Accumulated other comprehensive loss	(1,464)		(1,331)		(1,184)
Accumulated deficit	(145,451)		(142,309)		(128,400)
Total stockholders' equity	83,803		86,057		93,132

Total liabilities and stockholders' equity	$ 92,461		$ 93,739		$ 100,757

Note 1: Amounts  are subject to completion of management’s and its independent  registered public accounting firm's customary closing and review procedures.

Note 2: Derived from audited financial statements.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,		December 31,	March 31,
	2011	(1)	2010	2010
Revenues:
Services	$ 9,150		$ 9,384	$ 6,730
Software and other	3,880		2,870	3,129
Total revenues	13,030		12,254	9,859

Cost of revenue:
Cost of services	6,817		6,980	5,484
Cost of software and other	404		381	348
Total cost of revenue	7,221		7,361	5,832

Gross profit	5,809		4,893	4,027

Operating expenses:
Research and development	1,448		1,316	1,343
Sales and marketing	4,785		4,911	3,971
General and administrative	2,786		2,625	2,952
Amortization of intangible assets	83		90	88
Total operating expenses	9,102		8,942	8,354

Loss from operations	(3,293)		(4,049)	(4,327)
Interest income and other, net	150		104	186
Loss from continuing operations, before income taxes	(3,143)		(3,945)	(4,141)
Income tax provision	2		10	12
Loss from continuing operations, after income taxes	(3,145)		(3,955)	(4,153)

Income (loss) from discontinued operations, after income taxes	3		4	(5)

Net loss	$ (3,142)		$ (3,951)	$ (4,158)

Basic and diluted earnings per share:
Loss from continuing operations	$ (0.07)		$ (0.08)	$ (0.09)
Income (loss) from discontinued operations	0.00		0.00	(0.00)
Basic and diluted net loss per share:	$ (0.07)		$ (0.08)	$ (0.09)

Shares used in computing per share amounts:
Basic	48,181		47,536	46,470
Diluted	48,181		47,536	46,470

Note 1: Amounts are subject to completion of management's and its independent registered public accounting firm's customary closing and review procedures.

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

GAAP cost of revenue from continuing operations	$ 7,221	$ 7,361	$ 5,832
Stock-based compensation (Cost of revenue portion only)	(55)	(47)	(40)
Restructuring and impairment charges (Cost of revenue portion only)	(37)	-	-
Non-GAAP cost of revenue from continuing operations	$ 7,129	$ 7,314	$ 5,792

GAAP operating expenses from continuing operations	$ 9,102	$ 8,942	$ 8,354
Stock-based compensation (Excl. cost of revenue portion)	(750)	(670)	(815)
Amortization of intangible assets	(83)	(90)	(88)
Restructuring and impairment charges (Excl. cost of revenue portion)	-	-	-
Acquisition expense	-	-	-
Non-GAAP operating expenses from continuing operations	$ 8,269	$ 8,182	$ 7,451

GAAP income taxes provision	$ 2	$ 10	$ 12
Continuing Ops tax benefit from gain on sales of disc ops	-	-	-
Non-GAAP income taxes provision	$ 2	$ 10	$ 12

GAAP net loss from continuing operations	$ (3,145)	$ (3,955)	$ (4,153)
Stock-based compensation	805	717	855
Amortization of intangible assets	83	90	88
Restructuring and impairment charges	37	-	-
Acquisition expense	-	-	-
Continuing Ops tax benefit from gain on sales of disc ops	-	-	-
Non-GAAP net loss from continuing operations	$ (2,220)	$ (3,148)	$ (3,210)

Basic net loss per share from continuing operations
GAAP	$ (0.07)	$ (0.08)	$ (0.09)
Non-GAAP	$ (0.05)	$ (0.07)	$ (0.07)

Diluted net loss per share from continuing operations
GAAP	$ (0.07)	$ (0.08)	$ (0.09)
Non-GAAP	$ (0.05)	$ (0.07)	$ (0.07)

Shares used in computing per share amounts (GAAP)
Basic	48,181	47,536	46,470
Diluted	48,181	47,536	46,470

Shares used in computing per share amounts (Non-GAAP)
Basic	48,181	47,536	46,470
Diluted	48,181	47,536	46,470

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude stock-based compensation expense, amortization of intangible assets,  restructuring and impairment charges, acquisition expense and the income tax impact of the disposition of business units on continuing operations. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

Amounts in the first quarter of 2011 are subject to completion of management’s and its independent registered public accounting firm's customary closing and review procedures.

Contact Information:

Investor Contact
Carolyn Bass and Elaine Chen
Market Street Partners
(415) 445-3235
sprt@marketstreetpartners.com

Media Contact
Seth Geisler
Martin Levy Public Relations
(858) 610-9860
seth@martinlevypr.com